UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2026
SMART SAND, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Floral Vale Boulevard, Suite 225
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 231-2660
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SND	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On August 11, 2026, Smart Sand, Inc. (the "Company") issued a press release providing information regarding earnings for the second quarter ended June 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1.
The information, including Exhibit 99.1, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On August 6, 2026, the Company and Lee Beckelman agreed that Mr. Beckelman will cease serving as the Company’s Chief Financial Officer, effective as of January 1, 2027 (the “Effective Date”). As part of the transition, on August 10, 2026, the Company and Mr. Beckelman entered into an Employment Agreement (the “Employment Agreement”), under which Mr. Beckelman will continue to be employed by the Company full time as an advisor to the Chief Financial Officer through May 31, 2030. Under the Employment Agreement, the Company will pay to Mr. Beckelman an annual salary of $200,000 in 2027 and $150,000 each year thereafter, prorated for any partial year of service. Mr. Beckelman will be eligible for an annual discretionary bonus as determined by the Company’s CEO and CFO. Mr. Beckelman will also be eligible to participate in the employee benefit plans available to the Company’s employees. Mr. Beckelman will not receive any new awards under the Company’s long-term equity incentive plan after the Effective Date, but his outstanding restricted stock awards will continue to vest, subject to his continuing employment, in accordance with their original vesting terms; provided that, pursuant to an amendment to his outstanding award agreements, in the event of Mr. Beckelman’s death, disability or termination of employment without cause, the portion of Mr. Beckelman's outstanding restricted stock awards that would have vested in the year of such death, disability or termination will vest in full. In addition, in the event of Mr. Beckelman's termination of employment by the Company without cause during the term of the Employment Agreement, Mr. Beckelman will be entitled to receive 12 months of continued base salary and benefits participation at active employee rates. Mr. Beckelman will be subject to customary restrictions on competition and solicitation of customers and employees, in each case, for 12 months following his termination of employment for any reason.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Chief Financial Officer

On August 6, 2026, the Company appointed James Young as the Company’s Chief Financial Officer, succeeding Mr. Beckelman in the role as of the Effective Date.

Mr. Young, age 47, has served as the Company’s Executive Vice President, General Counsel and Secretary since June 2017. Prior to joining the Company, Mr. Young was a partner of the law firm Fox Rothschild LLP, where he worked for thirteen years and served as the Company’s outside general counsel. Mr. Young received a J.D. from Rutgers University School of Law and a B.A. in History and Political Science from the University of Toronto. Mr. Young is the brother of Charles E. Young, our Chief Executive Officer and member of our board of directors, and William John Young, our Chief Operating Officer.

The material terms of Mr. Young’s compensation arrangements in connection with his new appointment has not yet been determined as of the date of this report.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Employment Agreement, dated August 10, 2026, by and between Lee Beckelman and the Company
99.1	Smart Sand, Inc. press release dated August 11, 2026
104.0	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated:	August 11, 2026	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer